Exhibit 10.1

GUESS ?, INC.

2006 NON-EMPLOYEE DIRECTORS’
STOCK GRANT AND STOCK OPTION PLAN
(As Amended and Restated Effective September 13, 2010)

1.                                      Establishment; Purpose of the Plan.

The Company maintains the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan, which was approved by the Company’s stockholders on May 9, 2006 and was subsequently amended on July 5 2006. (1)  The Company amended and restated the Plan effective as of September 28, 2007 and subsequently amended the Plan effective as of December 17, 2007.   The Company hereby amends and restates the Plan effective as of September 13, 2010. Effective as of September 28, 2007, no additional Options will be granted under the Plan unless otherwise provided by the Board.  The purpose of this Plan is to enable the Company to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide additional incentive to such Eligible Directors by giving them an opportunity to participate in the ownership of the Company.

2.                                      Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means any award of an Option or Restricted Stock, or any combination thereof, authorized by and granted under this Plan.

“Award Agreement” means a written document issued by the Company to a Participant setting forth the terms and conditions of an Award that has been granted under the Plan.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(1)  The Company maintained the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan (As Amended and Restated Effective June 20, 2005), which was originally adopted as the Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan on July 30, 1996.  Effective May 9, 2006, the Company amended and restated such plan in its entirety as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan.

“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.

“Common Stock” means the Common Stock of the Company, par value $.01 per share.

“Company” means Guess ?, Inc., a Delaware corporation, including any wholly owned Subsidiary or affiliate, or any successor organization.

“Eligible Director” means a person who is a member of the Board and who is not an employee of the Company.

“Eligibility Date” means the first business day of each of the Company’s fiscal years, commencing with the first fiscal year that commences in 2007, while this Plan is in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Board.

“Option” means any option to purchase shares of the Common Stock of the Company granted pursuant to this Plan.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Surviving Entity.

“Participant” means an Eligible Director who has been granted an Award under this Plan.

“Person” means any person or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Plan” means the Guess ?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (formerly the Guess?, Inc. 1996 Non-Employee Director’ Stock Grant and Stock Option Plan), as hereinafter amended from time to time.

“Restricted Stock” means an Award of shares of Common Stock granted pursuant to this Plan.  Except as expressly provided herein or in the applicable Award Agreement, the term “Restricted Stock” shall include any Award of restricted stock units granted pursuant to Section 5(g) of this Plan.

“Rules” means the regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as amended from time to time.

“Shareholder Approval Date” means May 9, 2006.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a subsidiary for purposes of the Plan.

“Surviving Entity” has the meaning ascribed to it in Section 7(b) hereof.

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.                                      Shares Subject to the Plan.

Except as provided in Section 7, the aggregate number of shares of Common Stock that may be issued under the Plan is 2,000,000(2). Such shares may include authorized but unissued shares of Common Stock, treasury shares or a combination of both. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding Awards equals the maximum number of shares of Common Stock authorized under the Plan, no further awards shall be made unless the Plan is amended (in accordance with the Rules, if necessary) or additional shares of Common Stock become available for further awards under the Plan. Shares of Common Stock that are subject to Options granted under the Plan that terminate, expire or are canceled without having been exercised, and any restricted shares of Common Stock subject to a Restricted Stock Award that are forfeited, cancelled, or for any other reason do not vest shall again be available for subsequent Awards under the Plan.

4.                                      Administration of the Plan.

(a)           Administration.  The Plan shall be administered by the Board. Subject to the provisions of the Plan, and notwithstanding the intent that the Award grants under the Plan be self-effectuating to the maximum extent possible, the Board shall be authorized to:

(i)            adopt, revise and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ii)           interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

(2)  The aggregate share limit of 2,000,000 shares of Common Stock consists of (a) the 500,000 shares of Common Stock that were initially approved for issuance under the Plan upon its original adoption by the Board on July 30, 1996 plus (b) an additional 500,000 shares of Common Stock that were approved for issuance under the Plan by the Board on April 7, 2006, subject to approval by the Company’s shareholders at the 2006 Annual Meeting of Shareholders plus (c) an additional 1,000,000 shares as were necessary to reflect the Company’s two-for-one stock split effected in the form of a 100% stock dividend as approved by the Board on February 12, 2007 and distributed March 12, 2007.

(iii)          delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the Plan; and

(iv)          otherwise supervise the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of Eligible Directors to receive Awards hereunder, the number of shares of Common Stock covered by such Award or the price or timing of any Awards granted hereunder; provided further that any action by the Board relating to the Plan will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

(b)           Delegation to a Committee.  The Board may delegate to a committee of the Board any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in this Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee.

5.                                      Restricted Stock Grants.

(a)           Annual Award Grants.  On each Eligibility Date after September 28, 2007, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be granted a Restricted Stock Award for a number of restricted shares of Common Stock equal to $180,000 divided by the Fair Market Value of a share of Common Stock on the date of grant.

(b)           Restricted Stock Awards.  Stock certificates or book entries evidencing shares of restricted stock subject to a Restricted Stock Award pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and, if so provided by the Board, (if in certificate form) shall be held by the Company or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and the provisions hereof. Restricted Stock Awards will be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan.

(c)           Vesting.  Each Restricted Stock Award granted under this Section 5 shall become vested as to 100% of the total number of shares of Common Stock subject thereto upon the first to occur of (i) the first anniversary of the date of grant or (ii) a termination of service on the Board if such Eligible Director has completed a full term of service and he or she does not stand for re-election at the completion of such term. Promptly after the vesting date and satisfaction of all applicable restrictions, the Company shall, as applicable, either remove the notations on any shares issued in book entry form that have met such conditions or deliver to the Participant holding the Award (to the extent that the certificate(s) had not previously been delivered) a certificate or certificates evidencing the number of the shares of Common Stock as to which the restrictions have lapsed. Book entries shall be made, or certificates shall be delivered, as applicable, evidencing vested shares (and any other amounts deliverable in respect thereof shall be delivered and paid) only to the Participant or his or her personal representative, as the case may be.

(d)           Transfer Restrictions.  Prior to the time that they have become vested, neither the restricted shares comprising any Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 5(e)), may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Company, (ii) the designation of a beneficiary to receive benefits in the event of the Eligible Director’s death, or if the Eligible Director has died, transfers to the Eligible Director’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

(e)           Voting; Dividends.  After the applicable date of grant of a Restricted Stock Award, the Participant holding the Restricted Stock Award shall have voting rights and dividend rights with respect to the shares of Common Stock subject to the award. Any securities or other property receivable in respect of the shares subject to the award as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property”) will be subject to the restrictions set forth in this Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Participant, but subject to such risks. The Participant’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 5(f).

(f)            Effect of a Termination of Service.  If a Participant ceases to be a member of the Board for any reason any shares subject to the Participant’s Restricted Stock Award that are not fully vested and free from restriction as of the Participant’s termination of service shall thereupon be forfeited and returned to the Company.

(g)           Awards to Certain Non-U.S. Participants.  As to any Award granted pursuant to Section 5(a) to a Participant who at the time of grant is resident outside of the United States, the Board may, to the extent it determines necessary or advisable in the circumstances, provide that such Award shall be made in the form of restricted stock units that will be payable upon vesting in an equal number of shares of Common Stock (in lieu of delivering restricted shares of Common Stock at the time of grant of the award).  The Participant shall have no voting or other rights as a stockholder of the Company with respect to such restricted stock units until such time as shares of Common Stock are actually issued to and held of record by the Participant; provided, however, that the Board may provide in the Award Agreement for the Participant to hold dividend equivalent rights in respect of any outstanding and unpaid restricted stock units.

6.                                      Amendment and Termination.

The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time; provided, however, that any amendment, alteration, suspension or termination which, under the requirements of applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted must be approved by the shareholders of the Company, shall not be effective unless and until such shareholder approval has been obtained in compliance with such law. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the

Participant’s consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

7.                                      Changes in Capital Structure.

(a)           In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, (i) such proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise price of each outstanding Option and (ii) the Board may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

(b)           In the event of a change in control of the Company, (i) all outstanding Options granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and shares subject to Restricted Stock Awards then outstanding under the Plan shall vest 100% free of restrictions as of the date of the Change in Control, and  (ii) in the case of a change in control involving a merger of, and consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Option granted hereunder and not exercised (a “Predecessor Option”) shall be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option shall have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

With respect to Awards granted on and after September 28, 2007, a “Change in Control” shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, the members of their families, their respective estates, spouses, heirs and any trust of which any one or more of the foregoing are the trustors, the trustees and/or the beneficiaries, or any other entity controlled by one or more of them (collectively such persons, estates, trusts, and entities referred to in this clause (y), the “Permitted Holders”)), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of both (i) thirty-five percent (35%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)) and (ii) more shares of Common Stock or more Combined Voting Power of the Company than are at such time Beneficially Owned by the Permitted Holders, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

With respect to Awards granted prior to September 28, 2007, a “Change in Control” shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, or any trust established in whole or in part for the benefit of one or both of them or their family members, or any other entity controlled by one or more of them), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

8.                                      Unfunded Status of the Plan.

The Plan is unfunded. Nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

9.                                      Effective Date and Term of the Plan.

The Plan was originally approved by the Company’s Board July 30, 1996, was amended and restated effective on May 9, 2006 and subsequently amended on July 5, 2006, and was amended and restated effective September 28, 2007 and subsequently amended on December 17, 2007.  Awards granted under this Plan prior to September 13, 2010 shall be governed by the provisions of the version of this Plan in effect on the date of grant of the Award.  Awards granted under this Plan on or after September 13, 2010 shall be subject to the terms and conditions set forth herein and any applicable amendment hereof.

The Plan shall continue in effect until the earlier of (a) ten years from the Shareholder Approval Date or (b) the termination of the Plan by action of the Board. No Awards shall be granted pursuant to the Plan on or after such termination date, but Awards granted prior to such date may extend beyond that date. The Board shall have the right to suspend or terminate the Plan at any time except with respect to any Awards then outstanding.

10.                               General Provisions.

(a)           Representations by Participants.  The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution or other disposition thereof. Such shares may include any legend or notation, as applicable, that the Company deems appropriate to reflect any restrictions on transfer.

(b)           Continuance of Service Required.  The vesting schedule applicable to an Award requires continued service through each applicable vesting date as a condition to the vesting of the Award and the rights and benefits under this Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the award recipient to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5(f). Nothing contained in this Plan constitutes a service commitment by the Company, confers upon any Award recipient any right to remain in service to the Company, interferes in any way with the right of the Company at any time to terminate such service, or affects the right of the Company or any affiliate to increase or decrease the recipient’s other compensation.

(c)           No Restrictions on Adoption of Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to shareholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           No Right to Re-Election.  The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time.

(e)           No Stockholder Rights.  Except as otherwise expressly authorized by the Board or this Plan: (a) a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant, and (b) no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(f)            Tax Withholding.  No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any applicable taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement or Common Stock that is payable in connection with such Award. The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(g)           Applicable Law.  The Plan shall be governed by and subject to the laws of the State of Delaware and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(h)           Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

(i)            Compliance with Rule 16b-3.  The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16(b)(3) to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement.

(j)            Expenses.  All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

(k)           Headings.  The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE GUESS?, INC.

2006 NON-EMPLOYEE DIRECTORS’ STOCK GRANT AND STOCK OPTION PLAN

This RESTRICTED STOCK AWARD AGREEMENT, dated as of the «GRANT_DATE» (the “Award Agreement”), is entered into by and between Guess?, Inc., a Delaware corporation (the “Company”), and «NAME_OF_RECORD» (the “Grantee”).

WHEREAS, the Grantee is currently a non-employee director (“Eligible Director”) of the Company and pursuant to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “Plan”), and upon the terms and conditions set forth in the Plan and this Award Agreement, the Company grants to the Grantee a restricted stock award (the “Award”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

1.               Grant.  Subject to the terms of the Plan and this Award Agreement, the Company hereby grants to the Grantee, effective as of «GRANT_DATE» (the “Date of Grant”), an Award with respect to an aggregate of «SHARES» restricted shares of the Common Stock, par value $0.01 per share (the “Restricted Stock”).

2.               Vesting.  Subject to 7 below or Section 7 of the Plan, the Award shall become vested as to 100% of the shares of Restricted Stock subject to the Award upon the first to occur of (a) the first anniversary of the Date of Grant or (b) a termination of service on the Board if the Grantee has completed one full term of service and he or she does not stand for re-election at the completion of such term, provided that Grantee has been continuously engaged as an Eligible Director from the Date of Grant through the applicable vesting date.

3.               Continuance of Service Required.  The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the rights and benefits under this Agreement.  Partial service, even if substantial, during the vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 7 below or under the Plan, except as otherwise expressly provided in the Plan.

4.               Restrictions on Transfer.    Prior to the time that they have become vested pursuant to Section 2 hereof of Section 7(b) of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 5 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company or (b) transfers by will or the laws of descent and distribution.

5.               Voting; Dividends.  After the Date of Grant, the Grantee shall have voting rights and dividend rights with respect to the Restricted Stock subject to the Award.  Any securities or other property receivable in respect of the Restricted Stock as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property”) will be subject to the restrictions set forth in this Award Agreement and the Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Grantee, but subject to such risks.  The Grantee’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 7.

6.               Stock Certificates.

(a)          Book Entry Form.  The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either (i) in certificate form as provided in Section 6(b) below or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)         Certificates to be Held by Company; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Company prior to vesting shall be immediately redelivered by the Grantee to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Award Agreement entered into between the registered owner and

 Guess?, Inc. A copy of such Award Agreement is on file in the office of the Secretary of Guess?, Inc.”

(c)          Delivery of Shares Upon Vesting.  Promptly after the vesting of any shares of Restricted Stock pursuant to Section 2 hereof or Section 7(b) of the Plan, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form that have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock that have vested.  The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.  The shares so delivered shall no longer be restricted shares hereunder.

(d)         Stock Power; Power of Attorney.  Concurrent with the execution and delivery of this Award Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock.  The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

7.               Effect of a Termination of Service.  If Grantee ceases to be a member of the Board for any reason any shares of Restricted Stock subject to the Award that are not fully vested and free from restriction as of the Grantee’s termination of service shall thereupon be forfeited and returned to the Company.

8.               Notices.  Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address in the records of the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Secretary, 1444 South Alameda Street, Los Angeles, California  90021, or such other address as the Company may designate in writing to the Grantee.

9.               Failure to Enforce Not a Waiver.  The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.         Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware.

11.         Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties, subject to Section 6 of the Plan.

12.         No Right to Re-Election.  Neither the grant of the Award nor the execution of this Award Agreement shall interfere in any way with the right of the Company to terminate its relationship with the Grantee at any time.

13.         No Restriction on Right of Company to Effect Corporate Changes.  Neither the grant of the Award, the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.         Entire Agreement.  This Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede any prior agreements and understandings concerning such matters.  This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

This Award Agreement shall be assumed by, be binding upon and insure to the benefit of any successor or successors to the Company.

15.         Plan.  The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof.

16.         Section 83(b) Election.  The Grantee hereby acknowledges that, with respect to the grant of the Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days, of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

THE GRANTEE HEREBY ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

GUESS?, INC.,
a Delaware corporation

By:

Print Name:	Deborah Siegel

Its:	Secretary

GRANTEE

Signature

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Guess?, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”), dated as of                                       , the Individual hereby sells, assigns and transfers to the Company an aggregate of                  shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and, if such shares are in certificate form, represented by stock certificate number(s)                                                                                to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                                                 as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated ,

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE GUESS?, INC.
2006 NON-EMPLOYEE DIRECTORS’ STOCK GRANT AND STOCK OPTION PLAN

This RESTRICTED STOCK UNIT AWARD AGREEMENT, dated as of the «GRANT_DATE» (the “Award Agreement”), is entered into by and between Guess?, Inc., a Delaware corporation (the “Company”), and «NAME_OF_RECORD» (the “Grantee”).

WHEREAS, the Grantee is currently a non-employee director (“Eligible Director”) of the Company and pursuant to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “Plan”), and upon the terms and conditions set forth in the Plan and this Award Agreement, the Company grants to the Grantee a restricted stock unit award (the “Award”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

1.               Grant.  Subject to the terms of the Plan and this Award Agreement, the Company hereby grants to the Grantee, effective as of «GRANT_DATE» (the “Date of Grant”), an Award with respect to an aggregate of «SHARES» stock units (subject to adjustment as provided in Section 7 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock solely for purposes of the Plan and this Award Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 2.  The Stock Units shall not be treated as property or as a trust fund of any kind.

2.               Vesting.  Subject to Section 7 below or Section 7 of the Plan, the Award shall become vested as to 100% of the Stock Units subject to the Award upon the first to occur of (a) the first anniversary of the Date of Grant or (b) a termination of service on the Board if the Grantee has completed one full term of service and he or she does not stand for re-election at the completion of such term, provided that Grantee has been continuously engaged as an Eligible Director from the Date of Grant through the applicable vesting date.

3.               Continuance of Service Required.  The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the rights and benefits under this Agreement.  Partial service, even if substantial, during the vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 7 below or under the Plan, except as otherwise expressly provided in the Plan.

4.               Restrictions on Transfer.    Prior to the time that they have become vested pursuant to Section 2 hereof of Section 7(b) of the Plan, neither the Stock Units, nor any interest therein or amount or shares payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company or (b) transfers by will or the laws of descent and distribution.

5.               Voting; Dividends.

(a)          Limitations on Rights Associated with Units.  The Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)         Dividend Equivalent Rights Distributions.  As of any date that the Company pays a cash dividend on its Common Stock, the Company shall credit the Grantee with an amount equal to (i) the per-share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (with such total number adjusted pursuant to Section 7 of the Plan) subject to the Award as of the related dividend payment record date.  Any amount credited pursuant to the foregoing provisions of this Section 5(b) shall be payable to the Grantee in cash, subject to the same vesting, timing of payment and other terms, conditions and restrictions as the original Stock Units to which such amount relates.  No crediting of dividend equivalents shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.

6.               Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 2 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7.  The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.  The Optionee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.

7.               Effect of a Termination of Service.  If the Grantee ceases to be a member of the Board for any reason, the Stock Units shall terminate to the extent such units have not become vested prior to the first date the Grantee is no longer a member of the Board.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

8.               Notices.  Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address in the records of the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Secretary, 1444 South Alameda Street, Los Angeles, California  90021, or such other address as the Company may designate in writing to the Grantee.

9.               Failure to Enforce Not a Waiver.  The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.         Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware.

11.         Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties, subject to Section 6 of the Plan.

12.         No Right to Re-Election.  Neither the grant of the Award nor the execution of this Award Agreement shall interfere in any way with the right of the Company to terminate its relationship with the Grantee at any time.

13.         No Restriction on Right of Company to Effect Corporate Changes.  Neither the grant of the Award, the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.         Entire Agreement.  This Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede any prior agreements and understandings concerning such matters.  This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.  This Award Agreement shall be assumed by, be binding upon and insure to the benefit of any successor or successors to the Company.

15.         Plan.  The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

GUESS?, INC., a Delaware corporation

By:

Print Name: Deborah Siegel

Its:	Secretary

GRANTEE

Signature

Print Name